Exhibit 99.1

Crescent Acquisition Corp Stockholders Approve Business Combination with LiveVox

Funds affiliated with Golden Gate Capital elect to roll over entire stake to further enhance

LiveVox’s balance sheet

San Francisco, CA – June 17, 2021 – Crescent Acquisition Corp (“Crescent”) (NASDAQ: CRSA), a publicly traded special purpose acquisition company, announced that its stockholders approved all proposals related to the previously announced business combination (the “Business Combination”) with LiveVox Holdings, Inc. (“LiveVox”) at a special meeting in lieu of the 2021 annual meeting of its stockholders held on June 16, 2021. Approximately 92% of the votes cast at the meeting on the Business Combination proposal, representing approximately 63% of Crescent’s outstanding shares, voted to approve the Business Combination.

The closing of the Business Combination is anticipated to occur on or about June 18, 2021. Following the closing, the combined company will operate as LiveVox Holdings, Inc. and its shares of Class A common stock, units and warrants are expected to trade on The Nasdaq Stock Market LLC under the symbols “LVOX,” “LVOXU” and “LVOXW,” respectively.

Crescent has received elections to redeem approximately 15 million of its outstanding shares, which will leave approximately $98 million in its trust account, resulting in approximately $198 million available in the transaction, including $75 million in expected gross proceeds from a concurrent private placement and $25 million from a forward purchase agreement. As a result of such redemptions, each of Crescent and LiveVox have agreed to waive the requirement that the total cash proceeds available in the transaction equal or exceed $250,000,000. Additionally, to further enhance liquidity by increasing cash available to the combined company following the closing of the Business Combination, each of Crescent and LiveVox agreed that approximately $32 million of consideration that would have otherwise been payable as cash to funds affiliated with Golden Gate Capital pursuant to the definitive agreement relating to the Business Combination will instead be payable in the form of common stock of the combined company valued at $10.00 per share, and the cash will remain on the combined company’s balance sheet at the closing of the Business Combination.

After giving effect to the redemptions and agreements described above, the combined company expects to retain approximately $123 million, after it applies estimated fees and transaction expenses.

About LiveVox

LiveVox, a portfolio company of Golden Gate Capital, is a leading cloud-based contact center platform. By seamlessly integrating omnichannel communications, customer relationship management (CRM), and workforce optimization (WFO), LiveVox delivers exceptional agent and customer experiences, while helping to reduce compliance risk. LiveVox’s reliable, easy-to-use technology enables effective engagement strategies on channels of choice to help drive contact center performance. Founded in 2000, LiveVox is headquartered in San Francisco with offices in Atlanta, Denver, St. Louis, Colombia, and Bangalore. To learn more, visit www.livevox.com.

About Crescent Acquisition Corp

Crescent is a special purpose acquisition company formed by Crescent Capital, Robert D. Beyer and Todd M. Purdy for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets.

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $17 billion of committed capital. The principals of Golden Gate Capital have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Notable software and services investments sponsored by Golden Gate Capital include Infor, BMC, Neustar, Ensemble Health Partners, Vector Solutions, and 20-20 Technologies.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be made directly in this communication. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of Crescent or LiveVox, as the case may be, as of the date of this communication, and may include, without limitation, changes in general economic conditions, including as a result of COVID-19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this communication constitute Crescent’s or LiveVox’s, as the case may be, judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this communication are subject to a number of factors, risks and uncertainties, some of which are not currently known to Crescent or LiveVox, that may cause Crescent’s or LiveVox’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions that Crescent or LiveVox, as the case may be, believe to be reasonable, there is no assurance that the expected results will be achieved. Crescent’s and LiveVox’s actual results may differ materially from the results discussed in forward-looking statements. Additional information on factors that may cause actual results and Crescent’s and LiveVox’s performance to differ materially is included in Crescent’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the definitive proxy statement that Crescent filed in connection with the Business Combination. Copies of Crescent’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Crescent. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and neither Crescent nor LiveVox undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

For LiveVox:

Investors:

Alexis Waadt

Vice President, Head of Investor Relations

IR@livevox.com

Michael Bowen and Ryan Gardella

ICR, Inc. for LiveVox

livevoxIR@icrinc.com

Media:

Katie Creaser

LiveVoxPR@icrinc.com

For Crescent Acquisition Corp:

Investors:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

Media Contact:

Bill Mendel

Mendel Communications

Bill@mendelcommunications.com